                                                                    EXHIBIT 10.9
                                      LEASE

                                TABLE OF CONTENTS

ARTICLE 1
   Leased Premises, Term and Acceptance of the Leased Premises
   Section 1.1   LEASED PREMISES.......................................................1
   Section 1.2   USE OF ADDITIONAL AREAS...............................................2
   Section 1.3   GRANT AND TERM........................................................2
   Section 1.4   CONSTRUCTION OF LEASED PREMISES.......................................2
ARTICLE 2
   Rent
   Section 2.1   COVENANT TO PAY.......................................................3
   Section 2.2   BASIC RENT............................................................4
   Section 2.3   ADVANCE RENT..........................................................4
   Section 2.4   SECURITY DEPOSIT......................................................4
   Section 2.5   FREE RENT.............................................................5
   Section 2.6   RENT PAST DUE.........................................................5
ARTICLE 3
   Taxes and Operating Costs
   Section 3.1   TAXES PAYABLE BY LANDLORD.............................................5
   Section 3.2   TAXES PAYABLE BY TENANT...............................................6
   Section 3.3   BUSINESS TAXES AND OTHER TAXES OF THE TENANT..........................6
   Section 3.4   TENANT'S PROPORTIONATE SHARE OF OPERATING COSTS.......................6
   Section 3.5   PAYMENT OF TAXES AND OPERATING COSTS..................................6
ARTICLE 4
   Building - Control and Services
   Section 4.1   CONTROL OF THE BUILDING...............................................7
   Section 4.2   LANDLORD'S SERVICES...................................................7
   Section 4.3   PARKING...............................................................8
ARTICLE 5
   Utilities and Heating, Ventilating and Air Conditioning
   Section 5.1   CHARGES FOR UTILITIES.................................................9
   Section 5.2   HEATING, VENTILATING AND AIR CONDITIONING.............................10
ARTICLE 6
   Use of the Leased Premises
   Section 6.1   USE OF THE LEASED PREMISES............................................11
   Section 6.2   OBSERVANCE OF LAW.....................................................11
ARTICLE 7
   Insurance and Indemnity
   Section 7.1   TENANT'S INSURANCE....................................................12


   Section 7.2   INCREASE IN INSURANCE PREMIUMS........................................14
   Section 7.3   CANCELLATION OF INSURANCE.............................................15
   Section 7.4   LOSS OR DAMAGE........................................................15
   Section 7.5   LANDLORD'S INSURANCE..................................................16
   Section 7.6   INDEMNIFICATION OF THE LANDLORD.......................................16

ARTICLE 8
   Maintenance, Repairs and Alterations
   Section 8.1   MAINTENANCE AND REPAIRS BY THE LANDLORD...............................17
   Section 8.2   MAINTENANCE AND REPAIRS BY THE TENANT.................................17
   Section 8.3   LANDLORD'S APPROVAL OF THE TENANT'S REPAIRS...........................18
   Section 8.4   REMOVAL AND RESTORATION BY THE TENANT.................................19
   Section 8.5   TENANT TO DISCHARGE ALL LIENS.........................................19
   Section 8.6   SIGNS AND ADVERTISING.................................................20
   Section 8.7   MEZZANINE.............................................................20
ARTICLE 9
   Damage and Destruction
   Section 9.1   DESTRUCTION OF THE LEASED PREMISES....................................21
   Section 9.2   DESTRUCTION OF THE BUILDING...........................................22
   Section 9.3   EXPROPRIATION.........................................................22
ARTICLE 10
   Transfer and Sale
   Section 10.1  TRANSFER..............................................................23
   Section 10.2  ASSIGNMENT BY LANDLORD................................................25
   Section 10.3  OPTION TO RENEW.......................................................25
   Section 10.4  RIGHT OF REFUSAL......................................................26
ARTICLE II
   Access and Alterations
   Section 11.1  RIGHT OF ENTRY........................................................27
ARTICLE 12
   Status Statement, Attornment and Subordination
   Section 12.1  STATUS STATEMENT......................................................27
   Section 12.2  SUBORDINATION AND ATTORNMENT..........................................28
ARTICLE 13
   Default
   Section 13.1  RIGHT TO RE-ENTER.....................................................29
   Section 13.2  RIGHT TO RELET........................................................32
   Section 13.3  EXPENSES..............................................................32
   Section 13.4  WAIVER OF EXEMPTION FROM DISTRESS.....................................32
   Section 13.5  LANDLORD'S RIGHTS.....................................................33
   Section 13.6  REJECTION OF TENANT'S REPUDIATION.....................................34
   Section 13.7  NO CONDONING OF DEFAULT...............................................34
ARTICLE 14
   Miscellaneous
   Section 14.1  RULES AND REGULATIONS.................................................35




   Section 14.2  INTENT AND INTERPRETATION.............................................35
   Section 14.3  OVERHOLDING--NO TACIT RENEWAL.........................................36
   Section 14.4  TENANT PARTNERSHIP....................................................37
   Section 14.5  WAIVER................................................................37
   Section 14.6  ACCORD AND SATISFACTION...............................................37
   Section 14.7  FORCE MAJEURE.........................................................38
   Section 14.8  NOTICES...............................................................38
   Section 14.9  REGISTRATION..........................................................38
   Section 14.10 ACCRUAL OF BASIC RENT AND ADDITIONAL RENT.............................39
   Section 14.11 QUIET ENJOYMENT.......................................................39

SCHEDULE "A"
   LEGAL DESCRIPTION...................................................................40

SCHEDULE "B"
   FLOORPLAN...........................................................................41

SCHEDULE "C"
   LANDLORD'S WORK.....................................................................45

SCHEDULE "D"
   DEFINITIONS.........................................................................49

               THIS LEASE is dated the 10th day of December, 1999.

B E T W E E N:
                           707932 ONTARIO LIMITED

                           ("Landlord")

                                                              OF THE FIRST PART,

                           -and-


                           TUCOWS INTERNATIONAL CORPORATION

                           ("Tenant")

                                                             OF THE SECOND PART.


                                    ARTICLE I
                      LEASED PREMISES, TERM AND ACCEPTANCE
                             OF THE LEASED PREMISES



Section 1.1 LEASED PREMISES

     The Landlord leases to the Tenant, and the Tenant leases from the Landlord, premises located on the ground floor of the Building municipally known as 78 Mowat Avenue, Toronto, Ontario, and shown in the approximate location outlined in red on the plan attached as Schedule "B". It is acknowledged and agreed that as of the date of this Lease, the Usable Area of the Leased Premises is Seventeen Thousand Three Hundred and Eighty-Three (17,383) square feet and the Rentable Area of the Leased Premises is Eighteen Thousand Four Hundred and Twenty-Six (18,426) square feet. The Tenant acknowledges that the municipal address of the Building may be changed and agrees to adjust all of the relevant agreements between the parties to reflect this change. If the Leased Premises are entirely self-enclosed, their boundaries extend (a) to the limits from which the Rentable Area of the Leased Premises is measured, and (b) from the top surface of the structural subfloor to the bottom surface of the structural ceiling. If the Leased Premises have no structural ceiling abutting the demising walls and are open to the ceiling or the bottom surface of the structural ceiling of the Building, the boundaries of the Leased Premises extend from the top surface of the structural subfloor to the height of the demising walls. Common Areas and Facilities (including, but not limited to, columns and walls that form part of the Common Areas and Facilities) that are within the space enclosed by the boundaries of the Leased Premises, do not form part of the Leased Premises, although any floor space occupied by them is included in the Rentable Area of the Leased Premises.


Section 1.2 USE OF ADDITIONAL AREAS

     The Tenant's use of the Leased Premises includes the non-exclusive right of the Tenant and persons having business with the Tenant in common with the Landlord and all others entitled, to the use of the Common Areas and Facilities.


Section 1.3 GRANT AND TERM

     The Tenant shall, subject to the terms of this Lease, have and hold the Leased Premises during the Term, which is the period of five (5) years beginning on the date (the "Commencement Date") which is the earlier of:

     (a) January 1, 2000; or

     (b) the date on which the Tenant first begins to carry on business in the Leased Premises;

and shall extend to and include the last day of the month preceding the month in which occurs the fifth (5th) year anniversary of the Commencement Date. The Landlord acknowledges and agrees that the Tenant shall have access and use of the Leased Premises twenty-four (24) hours a day, seven(7) days a week throughout the Term of the Lease and any renewals thereof.


Section 1.4 CONSTRUCTION OF LEASED PREMISES

     (a) The Landlord will complete the work designated as "Landlord's Work" in Schedule "C" attached to this Lease no later than January 1, 2000. The Tenant shall be granted joint access to the Leased Premises together with the Landlord's contractors prior to the Commencement Date beginning October 1, 1999 for the purpose of constructing the Tenant's Leasehold Improvements in conjunction with the Landlord's Work being performed, as defined herein and preparing the Leased Premises for its intended use, and without material interruption from the Landlord or its contractor, free from Basic and Additional Rent until the Commencement Date. Notwithstanding the foregoing, the Tenant shall be responsible for all parking and utility charges during this Fixturing Period.

     (b) The Tenant will examine the Leased Premises before taking possession and unless the Tenant furnishes the Landlord with written notice specifying any deficiencies or defects within ten (10) days after taking possession and ten
(10) days after completion of the Landlord's Work, the Tenant will be deemed to have examined the Leased Premises and to have agreed that they are in good order. There is no promise, representation or undertaking by or binding upon the Landlord with respect to any alteration, remodelling or redecorating of, or installation of equipment or fixtures in, the Leased Premises, unless expressly set forth in this Lease.

     (c) If there is a delay which results in the Building or the Landlord's Work not being completed by January 1, 2000, the Commencement Date will be postponed by the number of days of the delay and this postponement will be the Tenant's sole remedy and further the Tenant shall and does hereby release the Landlord from all costs, expenses, claims, losses or damages suffered or incurred as a result of such delay whether or not caused, or to the extent contributed to, by the acts, omissions or negligence of the Landlord or those for whom it is at law responsible.


                                    ARTICLE 2
                                      RENT


Section 2.1 COVENANT TO PAY

     The Tenant will pay Basic Rent and Additional Rent when due and payable as set out in this Lease and without any set-off, deduction, abatement or demand.

Section 2.2 BASIC RENT

     The Tenant covenants and agrees to pay in equal consecutive monthly instalments, in advance on the first day of each calendar month of each Rental Year, to the Landlord, or as the Landlord may in writing direct, in lawful money of Canada, without any set off, compensation or deduction whatsoever, Basic Rent in each Lease Year comprised as follows:

                                         Basic Rent Per Square Foot of
         Year                          Rentable Area of Leased Premises
         ----                          --------------------------------
           1                                        $10.00
           2                                        $11.00
           3                                        $12.00
           4                                        $13.00
           5                                        $14.00


     The Tenant shall deliver to the Landlord at the beginning of each year of the Term, a series of monthly post-dated cheques for such year of the Term for the aggregate of the monthly payments of Basic Rent and of any payments of Additional Rent established by the Landlord pursuant to this Lease and any other payments required by this Lease to be paid monthly in advance.


Section 2.3 ADVANCE RENT

     The Landlord acknowledges receipt of Twenty-Five Thousand One Hundred and Forty-Seven Dollars ($25,147.00) (the "Advance Rent"), to be held without interest by the Landlord and applied on account of the Basic Rent and Additional Rent first falling due under this Lease.


Section 2.4 SECURITY DEPOSIT

     The Landlord acknowledges receipt of Thirty-One Thousand Seven Hundred and Fifty-Three Dollars ($31,753.00) (the "Security Deposit"), to be held without interest by the Landlord throughout the Term, as security for the faithful performance by the Tenant of all of the terms, covenants and conditions of this Lease. The Security Deposit, or any part thereof, may be applied by the Landlord to remedy any default of the Tenant pursuant to this Lease and, if the Tenant is not in default or in breach of any of the terms, covenants and conditions of this Lease, and provided the Leased Premises are left in the condition required pursuant to this Lease, then the balance of the Security Deposit, if any, shall be applied on account of the Basic Rent and Additional Rent payable during the last month of the Term. If at any time during the Term, the Security Deposit or any part thereof is applied by the Landlord to remedy any default pursuant to the Lease, then the Tenant shall, upon written demand of the Landlord, forthwith remit to the Landlord a sufficient amount to restore the Security Deposit to the original sum deposited.


Section 2.5 FREE RENT

     The Tenant shall not be responsible for the payment of any Basic and Additional Rent for the first three (3) months of the original Term. The Tenant shall, however, be responsible for the payment of parking and utility charges as defined herein and shall abide by all other terms and conditions of the Lease.


Section 2.6 RENT PAST DUE

     If the Tenant fails to pay any Rent when due, the unpaid amounts will bear interest from the due date to the date of payment at an annual rate of five (5) percentage points above the minimum lending rate charged to prime commercial borrowers current at that time charged by the Landlord's chartered bank, calculated per diem and compounded monthly.


                                    ARTICLE 3
                            TAXES AND OPERATING COSTS


Section 3.1 TAXES PAYABLE BY LANDLORD

     The Landlord will, subject to Sections 3.2 and 3.4 pay directly to the taxing authority all Taxes. The Landlord may, nevertheless, defer payment of Taxes to the fullest extent permitted by law, so long as it diligently prosecutes any contest or appeal of Taxes.

Section 3.2 TAXES PAYABLE BY TENANT

     (a) The Tenant will pay to the Landlord, in accordance with Section 3.5, its Proportionate Share of all Taxes allocated by the Landlord, acting reasonably and equitably to the Building. If there is a separate tax bill and assessment for taxes for the Leased Premises, the Tenant will, if the Landlord requests, pay all taxes specified by that separate tax bill and assessment directly to the taxing authority and its Proportionate Share of Taxes allocated by the Landlord to the Common Areas and Facilities.


Section 3.3 BUSINESS TAXES AND OTHER TAXES OF THE TENANT

     The Tenant will pay to the lawful taxing authorities or to the Landlord, as required by the relevant legislation, all business taxes, personal property taxes, licence fees or other similar rates and assessments levied or assessed against or in relation to the Tenant's business, assets, and improvements in the Leased Premises.


Section 3.4 TENANT'S PROPORTIONATE SHARE OF OPERATING COSTS

     The Tenant will pay, in accordance with Section 3.5, the Tenant's Proportionate Share of Operating Costs as defined in Schedule "D".


Section 3.5 PAYMENT OF TAXES AND OPERATING COSTS

     (a) The amounts payable by the Tenant under Sections 3.2 and 3.4 may be estimated (and estimates may be revised) by the Landlord and the Tenant agrees to pay the Landlord the Tenant's Proportionate Share as estimated, in monthly instalments in advance, together with Basic Rent. Any amounts received by the Landlord during any Rental Year after the Tenant has paid its full share of Taxes for such Rental Year shall be credited against the Tenant's share of Taxes for the subsequent Rental Year.

     (b) Within ninety (90) days after the end of the period for which the estimated payments have been made, the Landlord will determine and advise the Tenant of the exact amount of the Tenant's Proportionate Share of Taxes and Operating Costs and if necessary, an adjustment will be made between the parties within fifteen (15) days after the Tenant has been advised of the actual amounts.

     (c) It is acknowledged and agreed that the 1999 Taxes and Operating Costs shall not exceed Three Dollars and Ninety-Eight Cents ($3.98) per square foot.


                                    ARTICLE 4
                         BUILDING - CONTROL AND SERVICES


Section 4.1 CONTROL OF THE BUILDING

     (a) The Landlord will operate and maintain the Building as would a prudent landlord of a similar building having regard to size, age and location.

     (b) The Building is at all times subject to the exclusive control, management and operation of the Landlord. The Landlord, acting reasonably, has the right with respect to such control, management and operation to: (i) obstruct or close off all or any part of the Property for the purpose of maintenance, repair or construction; (ii) employ all personnel necessary for the operation and management of the Building; (iii) construct other improvements or buildings and make alterations, additions, subtractions or re-arrangements, build additional storeys and construct facilities adjoining or proximate to the Building. The Landlord will use its best efforts to provide the Tenant with reasonable prior notice of any exercise of such rights to the extent that it is in the Landlord's reasonable control.

     (c) The Landlord is not subject to any liability, nor is the Tenant entitled to any compensation or abatement of Rent as a result of the Landlord's exercise of its rights conferred under Section 4.1 so long as the Landlord proceeds as expeditiously as possible to minimize interference with the Tenant's business.


Section 4.2 LANDLORD'S SERVICES

     The Landlord will make water and electricity available in the normal quantities. If the Tenant's equipment requires utilities in excess of normal quantities, facilities to supply the excess quantities will, if available, be provided by the Landlord at the expense of the Tenant, with this expense payable as Additional Rent. Notwithstanding the foregoing, the Landlord shall, at the Landlord's expense and subject to Schedule "C", furnish, install and maintain in good repair as of the Commencement Date and during the Term to the boundary line of the Leased Premises, all gas, water, telephone, electrical facilities, transformer and other utilities of such size and type as may be reasonably required to provide adequate service for the Leased Premises and only to the extent that the Landlord is required under Schedule "C". The Landlord shall advise the Tenant whenever reasonably possible to provide the Tenant an opportunity to have a representative present with the Landlord or its representatives or the utility representative at such time as the Landlord or its representatives or the utility representative may be accessing any locations where any utilities serving the Leased Premises may be connected. Regular meter readings to be excluded.


Section 4.3 PARKING

     The Landlord shall provide fifteen (15) parking spaces at the rate of Fifty Dollars ($50.00) per space per month plus GST in Year One of the Term. The Tenant shall have the right to at least fifteen (15) parking spaces during each subsequent year of the Term and renewals thereof upon written notice to the Landlord. The parking rental rate throughout the remainder of the Term shall be determined by the Landlord, acting reasonably, and shall be based upon the costs of operating the parking facilities. Additional spaces shall be on an "availability basis". The location of the parking spaces shall be determined from time to time by the Landlord but shall be within the area bounded by King Street West, Mowat Avenue, Liberty Street and Dufferin Street. The Tenant acknowledges that all cars parked may be required to display parking permits provided by the Landlord and that the indemnification of the Landlord pursuant to this Lease shall extend to the parking areas and surrounding walkways. Should the Landlord implement a parking control card access system, the Tenant may be required to provide a deposit (plus GST) for each parking space; said deposit to be determined by the Landlord acting reasonably and to be returned to the Tenant, without interest, upon the surrender of the parking control card. The Landlord shall not be responsible for policing the parking areas and shall not be liable for any failure to provide parking if the spaces are occupied by persons not authorized to park there but shall respond to the Tenant's complaints, if any, and attempt to alleviate any problems that may exist. In addition to parking as described above, the Landlord shall provide for the Tenant's use ten (10) parking spaces on a month-to-month basis subject to availability at the initial rate of

Fifty Dollars ($50.00) per space per month plus GST for a minimum period of one
(1) year following the Commencement Date and thereafter, subject to availability.


                                    ARTICLE 5
                             UTILITIES AND HEATING,
                        VENTILATING AND AIR CONDITIONING


Section 5.1 CHARGES FOR UTILITIES

     (a) If there are separate meters (other than check meters installed pursuant to Section 5.1(d) for the Leased Premises), the Tenant will pay the cost of Utilities (as defined below) and all related charges directly to the Utility suppliers on the basis of the separate meters in a timely manner.

     (b) If there are no separate meters for the Leased Premises, the Tenant will pay to the Landlord, or as the Landlord otherwise directs, as Additional Rent, the aggregate, without duplication, of all electricity, water, steam charges and other utility charges applicable to the Leased Premises on the basis of the Tenant's Proportionate Share of such utility charges together with an administration fee of fifteen percent (15%) of the cost of such Utilities (the "Utilities").

     Charges for Utilities will be paid in equal monthly instalments in advance on the basis of an initial rate determined by the Landlord or its engineers. Upon receipt of any specific invoices from the Landlord, the Tenant shall remit the invoiced amount to the Landlord within five (5) business days of receipt of such invoice. If the public utility rate is increased or decreased during the Term, the charges will be equitably adjusted and the decision of the Landlord, acting reasonably, will be final. The Tenant will in addition pay for all costs of supplying Utilities to the Leased Premises after Normal Business Hours as determined by the Landlord or its engineers.

     (c) The Tenant will have the obligation, at its sole expense, to attend to the replacement of electric light bulbs, tubes and ballasts in the Leased Premises throughout the Term.

     (d) The Tenant shall pay for the cost of any metering which the Tenant requests the Landlord to install in the Leased Premises or the Building, or which the Landlord wishes to install in the Building, for the purpose of assisting in determining the consumption of any Utility (including electricity and water) in the Leased Premises.


Section 5.2 HEATING, VENTILATING AND AIR CONDITIONING

     The Tenant will operate and regulate those portions of the heating, ventilating, and air conditioning equipment within and serving the Leased Premises so as to maintain such reasonable conditions of temperature and humidity within the Leased Premises as are determined by the Landlord and its Architect and engineers so that no direct or indirect appropriation of the heating, ventilating and air conditioning from the other portions of the Building occurs. The Tenant shall comply with such stipulations and with all Rules and Regulations of the Landlord pertaining to the operation and regulation of such equipment. The Tenant shall immediately notify the Landlord in the event that any repairs are required to the heating, ventilating and air conditioning equipment serving the Leased Premises and shall reimburse the Landlord as part of its Proportionate Share of Operating Costs for the cost of any maintenance, repairs or replacements made by the Landlord in respect of the heating, ventilating and air conditioning equipment serving the Leased Premises. The Landlord acknowledges that the Tenant shall not be responsible for the cost of capital repairs and capital replacements in respect of the heating, ventilating and air conditioning equipment serving the Leased Premises provided that such capital repairs and capital replacements are not necessitated by the Tenant's incorrect or negligent use of equipment. The Tenant shall not under any circumstances go onto the roof of the Building or make any maintenance repairs or replacements to the heating, ventilating and air conditioning systems in the Building without the prior written consent of the Landlord. If the Tenant fails to comply with such stipulations and Rules and Regulations, the Landlord shall be entitled to take such steps as it deems advisable to correct such defaults (including, without limitation, entering upon the Leased Premises and assuming control of such equipment) without liability to the

Tenant, and the Tenant will pay to the Landlord forthwith upon demand as Additional Rent all costs and expenses incurred by the Landlord in so doing. The Landlord represents and warrants to the Tenant that the heating, ventilating and air conditioning equipment serving the Leased Premises and required to be installed by the Landlord pursuant to Schedule "C" is and will be at the Commencement Date in good working order and condition.


                                    ARTICLE 6
                           USE OF THE LEASED PREMISES


Section 6.1 USE OF THE LEASED PREMISES

     The Leased Premises will be used solely for general office space from which the Tenant will carry on the business of digital distribution and commerce and for no other purpose. The Tenant covenants that the use set out herein shall, on the date possession of the Leased Premises is delivered to the Tenant, comply with all applicable zoning and building by-laws.


Section 6.2 OBSERVANCE OF LAW

     The Tenant will, at its expense, and subject to Section 8.3:

     (a) except with respect to anything contemplated under the Landlord's Work, comply with all provisions of law and other requirements of all governmental bodies which pertain to or affect the Leased Premises or require or govern the making of any repairs, alterations or other changes of or to the Leased Premises or the Tenant's use of it;

     (b) obtain all necessary permits, licences and approvals relating to the use of the Leased Premises and the conduct of business therein, including, without limitation, those required under the Business Corporations Act (Ontario) and the Investment Canada Act; and

     (c) co-operate with the Landlord in, and comply with the Landlord's request and with all laws and orders relating to the conservation energy serving the Building.



                                    ARTICLE 7
                             INSURANCE AND INDEMNITY


Section 7.1 TENANT'S INSURANCE

     (a) The Tenant will, at its expense, maintain in the names of the Tenant, the Landlord and the Mortgagee as their respective interests may appear, the following insurance:

          (i) "All Risks of Direct Physical Loss or Damage" insurance including flood and earthquake coverage, sprinkler leakages and water damages of any kind, in an amount equal to the full replacement cost of property of every description and kind owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant, and which is located within or on the Building or the Real Property, including, without limitation, the Tenant's inventory and stock-in-trade, leasehold improvements, furniture and fixtures, plate glass, store front and such other property either forming part of the Leased Premises (not being property which the Landlord is bound to insure) and including additional perils supplementary contract including sprinkler leakages and water damage of any kind;

          (ii) Business interruption insurance including rental income coverage in such amount and for such risks as would be carried by prudent tenants, but at least against the perils set out in Section 7.1(a)(i) above;

         (iii) Comprehensive General Liability Insurance, to include personal injury liability, contractual liability, employers' liability, non-owned automobile liability and owners' and contractors' protective insurance coverage. The policies will (1) be written on a comprehensive basis with inclusive limits of not less than $5,000,000.00 for bodily injury to any one or more Persons, or property damage, and such higher limits as the Landlord, acting reasonably, or the Mortgagee requires from time to time; and (2) contain a severability of interests and cross-liability clauses;

          (iv) Tenant's "all risks" legal liability insurance for the full replacement cost value of the Leased Premises;

          (v) any other forms of insurance as the Landlord, acting reasonably, or the Mortgagee requires from time to time.

     (b) The Tenant's policies will:

          (i) where applicable, contain the Mortgagee's standard mortgage clause and contain a waiver of subrogation rights which the Tenant's insurers may have against the Landlord and those for whom the Landlord is in law responsible, whether the damage is caused by the act, omission or negligence of the Landlord or those for whom the Landlord is in law responsible;

          (ii) be taken out with insurers reasonably acceptable to the Landlord and in a form reasonably satisfactory to the Landlord;

         (iii) be non-contributing with and apply only as primary and not as excess to any other insurance available to the Landlord;

          (iv) not be invalidated as respects the interests of the Landlord and the Mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies; and

          (v) contain an undertaking by the insurers to notify the Landlord and the Mortgagee in writing not less than thirty (30) days prior to any material change, cancellation or termination.

     The Tenant agrees that certificates of insurance in a form acceptable to the Landlord or copies of its policies, if requested, will be delivered to the Landlord within thirty (30) days after the placing of the required insurance.

     (c) If there is damage or destruction to the leasehold improvements in the Leased Premises, the Tenant will use the insurance proceeds for the sole purpose of repairing or restoring them. If there is damage to or destruction of the Building entitling the Landlord to terminate this Lease under Section 9.2, then, if the Leased Premises have also been damaged or destroyed, the Tenant will pay the Landlord all of its insurance proceeds relating to the leasehold improvements (other than furniture, equipment and similar items) less the unamortized value of any leasehold improvements which have been installed at the Tenant's sole expense.


Section 7.2 INCREASE IN INSURANCE PREMIUMS

     If, other than the permitted use of the Leased Premises as set forth in this Lease, (a) the occupancy of the Leased Premises; (b) the conduct of business in the Leased Premises; or (c) any acts or omissions of the Tenant in the Leased Premises or in any other part of the Building, results in any increase in premiums for the insurance carried by the Landlord with respect to any part of the Building, the Tenant will pay the increase in premiums within five (5) days after invoices for additional premiums are rendered by the Landlord.

Section 7.3 CANCELLATION OF INSURANCE

     If any insurance policy in respect of any part of the Building is cancelled or threatened by the insurer to be cancelled, or the coverage reduced by the insurer by reason of the use and occupation of the Leased Premises except for the permitted use as set forth in this Lease and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within seventy-two (72) hours after notice by the Landlord, the Landlord may, at its option, either (a) exercise its rights of re-entry including termination under Article 13, or (b) at the Tenant's expense, enter upon the Leased Premises and remedy the condition giving rise to the cancellation, threatened cancellation or reduction.


Section 7.4 LOSS OR DAMAGE

     The Landlord is not liable for any death or personal or consequential injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent or customer of the Tenant or any other person who may be upon the Leased Premises or for any loss of or damage or injury to any property belonging to the Tenant or to its employees or to any other person which such property is on the Leased Premises, unless any such death, injury, loss or damage results from the wilful negligence of the Landlord, its agents, servants or employees or others for whom the Landlord may be in law responsible and, in particular (but subject to and without limiting the generality of the foregoing) the Landlord shall not be liable for any damage or damages of any nature whatsoever to any such property caused by reason of a breakdown or other failure to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue, or flow from any part of the Real Property or from the water, steam, sprinkler, or drainage pipes or plumbing works of the same, or from any other place or for any damage caused by anything done or omitted by any tenant, nor shall the Tenant be entitled to any abatement of Rent in respect of any such condition, failure or interruption of service. The Landlord shall use all reasonable diligence to remedy such condition, failure or interruption of service, after notice of same, when it is within its power and obligation so to do. The Landlord acknowledges that the uninterrupted supply of utilities to the Leased Premises is critical for the Tenant's business and that the Landlord will also use all reasonable efforts to avoid causing any interruption of such supply to the Leased Premises.

Section 7.5 LANDLORD'S INSURANCE

     The Landlord shall at all times throughout the Term carry insurance on the Building considered advisable by the Landlord and its Mortgagee and as would be carried by a prudent owner of a similar building. Notwithstanding the Landlord's covenant and the Tenant's contribution to the cost of the Landlord's insurance premiums, the Tenant has no right to receive proceeds from the Landlord's insurance policies. The Landlord agrees that all insurance carried by it on the Building or any part thereof shall contain a waiver of subrogation, if available from the Landlord's insurer, by the insurer against the Tenant and against those for whom the Tenant is in law responsible. The Tenant agrees that it shall be responsible for the additional cost, if any, of obtaining the waiver of subrogation subject to the Tenant's right to decline to pay such amount within five (5) days following notice from the Landlord in which case the Landlord shall not be obliged to obtain such waiver in respect of such insurance policy.


Section 7.6 INDEMNIFICATION OF THE LANDLORD

     The Tenant will indemnify the Landlord and save it harmless from and against all loss (including loss of rentals), claims, actions, damages, costs, liability and expense in connection with loss of life, personal injury, damage to property (including and improvements) or any other loss or injury arising from or out of this Lease, or any occurrence in the Building, or the Tenant's occupancy of the Leased Premises or the Building, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Leased Premises or the Building by the Tenant unless due to the wilful negligence of the Landlord or those for whom in law it is responsible. If the Landlord is, without fault on its part, made a party to any litigation commenced by or against the Tenant, then the Tenant will protect, indemnify and hold the Landlord harmless and pay all expenses and reasonable legal fees incurred or paid by the Landlord in connection with the litigation. The Tenant will also pay all costs and legal fees (on a solicitor and his client basis) that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease.

                                    ARTICLE 8
                      MAINTENANCE, REPAIRS AND ALTERATIONS


Section 8.1 MAINTENANCE AND REPAIRS BY THE LANDLORD

     The Landlord will maintain and repair the structure of the Building, including, without limitation, the foundations, exterior wall assemblies including weather walls, subfloor, roof, bearing walls, and structural columns and beams of the Building and the mechanical, electrical, heating, ventilating and air conditioning systems and other base building systems of the Building, as would a prudent owner of a similar building. The cost of this (except for repairs or maintenance of inherent structural defects or weaknesses and except for the Landlord's Work and costs of a capital nature) will be included in Operating Costs. However, if the Landlord is required, due to the business carried on by the Tenant, to make structural repairs or replacements by reason of the application of laws, ordinances or other regulations of any governmental body after the Commencement Date, or by reason of any act, omission or default of the Tenant or those for whom the Tenant is in law responsible, then the Tenant will be liable for the total cost of those repairs or replacements plus fifteen percent (15%) of the total cost representing the Landlord's overhead.


Section 8.2 MAINTENANCE AND REPAIRS BY THE TENANT

     (a) The Tenant will at all times, at its expense, maintain the whole of the Leased Premises including without limitation, electrical, lighting, wiring, plumbing fixtures and equipment within or exclusively serving the Leased Premises as would a prudent owner of similar Leased Premises having regard to size, age and location of the building, and the Tenant will make all needed repairs and replacements with due diligence and dispatch. The Tenant will provide its own janitorial services within the Leased Premises, at its sole cost and expense. Notwithstanding anything contained in this Lease, if any such repairs or replacements to the Leased Premises or to any Leasehold Improvements installed by or on behalf of the Tenant in the Leased Premises, affect the Structure of the Building, such work shall be performed only by the Landlord at the Tenant's sole cost and expense. Upon completion thereof, the Tenant shall pay to the Landlord, as Additional Rent within five (5) days after demand, both the Landlord's costs relating to such repairs or replacements including the fees of any architectural and engineering consultants plus a sum equal to fifteen percent (15%) of the total cost hereof representing the Landlord's overhead and administrative costs.

     (b) The Tenant will pay for the cost of replacement of glass broken on the Leased Premises including outside windows and doors of the perimeter of the Leased Premises.

     (c) At the expiration or earlier end of the Term, the Tenant will surrender the Leased Premises to the Landlord in as good a condition as the Tenant is required to maintain them throughout the Term.


Section 8.3 LANDLORD'S APPROVAL OF THE TENANT'S REPAIRS

     The Tenant will not make any repairs, alterations, replacements, decorations or improvements ("Alterations") to any part of the Leased Premises without first obtaining the Landlord's written approval. Subject to the foregoing, the Tenant may at any time and from time to time, at its sole expense, paint and decorate the interior of the Leased Premises as will, in the judgement of the Tenant, better adapt the Leased Premises for the purpose of its business; provided, however, that no changes, alterations, additions or improvements to the structure, any perimeter wall, the windows, the sprinkler system, the heating, ventilating, air conditioning, plumbing, electrical or mechanical equipment or the floor or the ceiling shall be made without the prior written consent of the Landlord and also provided that the Tenant will not, under any circumstance whatsoever, paint or cover any "sandblasted" wood or brick surfaces. All changes, alterations, additions and improvements, whether structural or otherwise, shall comply with all applicable statutes, regulations or by-laws of any municipal, provincial or other governmental authority. The Tenant shall pay to the Landlord the amount of the increase for any insurance coverage and/or municipal realty taxes to the extent that such increase is directly attributable to any action by the Tenant under this Article, and the Tenant covenants that such insurance shall not thereby be made liable to avoidance or cancellation by the insurer by reason of such changes, alterations, additions or improvements.

     Any Alterations made by the Tenant without the prior consent of the Landlord or not made in accordance with the specifications approved by the Landlord will, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's expense.

     If, however, the proposed Alterations or any of them affect the structure or any of the electrical, mechanical or other base building systems of any part of the Building, the Alterations (or the appropriate portion of them) will be performed only by the Landlord, at the Tenant's expense, plus fifteen percent (15%) of the total cost representing the Landlord's overhead.


Section 8.4 REMOVAL AND RESTORATION BY THE TENANT

     (a) All alterations, decorations, additions and improvements made by the Tenant, or made by the Landlord on the Tenant's behalf (other than the Tenant's trade fixtures) immediately become the property of the Landlord upon affixation or installation and will not be removed from the Leased Premises at any time unless permitted by the Landlord. Without limiting the generality of the foregoing, the Tenant acknowledges that all leasehold improvements including flooring, electrical fixtures, cupboards, hardware and any other fixture or improvement which the Landlord may provide with the Leased Premises, is the exclusive property of the Landlord and shall be maintained by the Tenant in the same manner as would a careful owner and shall be preserved and left intact by the Tenant at the expiration or earlier termination of the Term. The Tenant will, at the expiration, at its cost, remove all of its trade fixtures , and leave the Leased Premises in a broomswept and tidy condition.

     (b) If the Tenant does not remove its trade fixtures at the end of the Term, the trade fixtures will, at the Landlord's option become the property of the Landlord and may be removed from the Leased Premises and sold or disposed of any the Landlord in such manner as it deems advisable.


Section 8.5 TENANT TO DISCHARGE ALL LIENS

     If any construction or similar lien or encumbrances is made, filed or registered against title to the Building (or part of it) or against the Tenant's leasehold interest, as a result of any work, materials or services supplied or performed by or on behalf of the Tenant or otherwise in respect of the Leased Premises, the Tenant will immediately discharge it at the Tenant's expense. If the Tenant fails to discharge the lien within ten (10) business days after it is registered, then, in addition to any other right or remedy of the Landlord, the

Landlord may elect to discharge the lien by paying the amount claimed to be due, and any additional amounts as may be required at law or otherwise, into Court or directly to the lien claimant and the amount paid by the Landlord and all costs and expenses including all solicitor's fees incurred as a result of the lien including without limitation procuring its discharge plus interest at the rate of three (3) percentage points will be immediately paid by the Tenant to the Landlord.


Section 8.6 SIGNS AND ADVERTISING

     The Tenant will not place or permit any notice, lettering or other signage on any part of the outside of the Building or in the interior of the Leased Premises which is visible from the outside of the Building or the Leased Premises without the Landlord's prior written consent, which consent may be unreasonably withheld. Notwithstanding the foregoing, subject to approval which may not be unreasonably withheld in respect of the first sign affixed pursuant to this Section 8.6, the Tenant may affix a single sign on the exterior of the Building with maximum dimensions of ten (10) feet by ten (10) feet or a single sign with a maximum diameter of ten (10) feet above the entrance of the Leased Premises. The modifications or replacements of the first sign. At the expiration of this Lease, the Tenant will remove all signs, pictures, advertisements, notices, or letterings from the Leased Premises at the Tenant ' s expense and will promptly repair all damages caused by its installation and removal.


Section 8.7 MEZZANINE

     The Tenant acknowledges that if it elects to erect a mezzanine at any time during the Term or the renewal hereof within the Leased Premises, the Rentable Area of the Leased Premises shall be amended to include the area of the mezzanine. The Tenant further acknowledges that the Landlord shall have the option, but will not be obligated, to construct a mezzanine at the Tenant's sole cost plus administration fees.

                                    ARTICLE 9
                             DAMAGE AND DESTRUCTION


Section 9.1 DESTRUCTION OF THE LEASED PREMISES

     (a) If the Leased Premises are destroyed or damaged as a result of fire or other casualty, then if:

          (i) the Leased Premises are rendered wholly or partially untenantable, this Lease will continue in effect and the Landlord will commence diligently to restore the Leased Premises to the extent only of the Landlord's Work set out in the Schedule attached as Schedule "C", and only Basic Rent (but not Additional
               Rent) will abate entirely or proportionately, as the case may be, to the portion of the Leased Premises rendered untenantable from the date of the destruction or damage until the Landlord has completed its restoration work; or

          (ii) the Leased Premises are not rendered untenantable in whole or in part, this Lease will continue in effect, the Rent and other amounts payable by the Tenant will not abate and the Landlord will commence diligently to restore the Leased Premises to the extent required by this Section 9.1(a).

     (b) Notwithstanding Section 9.1(a), if the Leased Premises are damaged or destroyed by any cause whatsoever, and if, in the opinion of the Landlord reasonably arrived at, the Leased Premises cannot be rebuilt or made fit for the purposes of the Tenant within ninety (90) days of the damage or destruction, the Landlord, instead of rebuilding or making the Leased Premises fit for the Tenant in accordance with Section 9.1(a) may, at its option, or the Tenant at its option may, elect to terminate this Lease by giving the Tenant or the Landlord, as the case may be, within thirty (30) days after the damage or destruction, notice of termination, and thereupon Rent will be apportioned and paid to the date of damage or destruction.

     (c) Once the Landlord has substantially completed its restoration work the Landlord will forthwith notify the Tenant to that effect and, the Tenant will complete all work required to fully restore the Leased Premises for business. Nothing in this
Section 9.1 requires the Landlord to rebuild the Leased Premises in the condition and state that existed before the damage, but the Leased Premises, as rebuilt, will have reasonably similar facilities and services to those in the Leased Premises prior to the damage.


Section 9.2 DESTRUCTION OF THE BUILDING

     (a) Notwithstanding Section 9.1, if twenty-five percent (25%) or more of the total Rentable Area of the Building is damaged or destroyed (irrespective of whether the Leased Premises are damaged or destroyed) and if, in the opinion of the Landlord reasonably arrived at, the damaged or destroyed parts of the Building cannot be rebuilt or made fit for the purposes of the respective tenants of the space within ninety (90) days of the damage or destruction, then, the Landlord or the Tenant may, at its option (to be exercised by written notice to the Tenant or the Landlord, as the case may be, within sixty (60) days following the occurrence), elect to terminate this Lease sixty (60) days following such notice. All Rent will be payable without reduction or abatement subsequent to the destruction or damage and until the date of termination, unless the Leased Premises has been destroyed or damaged as well, in which event
Section 9.1 will apply.

     (b) If any part of the Building is destroyed or damaged and the Landlord does not elect to terminate this Lease, the Landlord will commence diligently to restore the Building, but only to the extent of the Landlord's responsibilities pursuant to the terms of the various leases for the premises in the Building, and exclusive of any tenant's responsibilities set out therein. If the Landlord elects to restore the Building, the Landlord may restore according to plans and specifications and working drawings other than those used in the original construction of the Building.


Section 9.3 EXPROPRIATION

     Both the Landlord and the Tenant agree to co-operate with the other regarding an expropriation of the Leased Premises or the Building or any part thereof, so that each may receive the maximum award to which they are respectively entitled at law. To the extent that any portion of the Building other than the Leased Premises is expropriated, then, the full proceeds accruing or awarded as a result will belong to the Landlord and the Tenant will abandon or assign to the Landlord any rights which the Tenant may have or acquire by operation of law to those proceeds or awards and will execute all such documents as in the opinion of the Landlord are necessary to give effect to this intention.


                                   ARTICLE 10
                                TRANSFER AND SALE


Section 10.1 TRANSFER

     Despite any statutory provisions to the contrary, the Tenant shall have the right at any time or times during the Term to sublet or assign the Leased Premises or the Lease, as the case may be, in whole or in part subject to the Landlord's consent in writing which consent shall not be unreasonably withheld or delayed; provided, however, such consent to sublet or assign shall not relieve the Tenant from its obligations to pay rent and to fully observe and perform the Tenant's covenants according to the terms of this Lease unless it is specifically so agreed by the Landlord who shall be under no obligation whatsoever to agree to any request by the Tenant for release from its covenants and obligations. It will not be deemed unreasonable for the Landlord to consider any or all of the following factors before granting or withholding its consent:

          (a) any covenants made by the Landlord with other tenants or proposed tenants of the Building;

          (b) the financial background, status and business history of the proposed subtenant or assignee;

          (c) whether the subtenant or assignee is at that time a tenant or occupant in the Building; (d) whether the subtenant or assignee is proposing to change in any way the use to which the Leased Premises will be put. No such consent to an assignment or sublease shall be valid unless within ten (10) days after the execution thereof, the Tenant shall deliver to the
               Landlord:

                    i) a true copy of such assignment duly executed by the Tenant which must disclose any and all monetary payments or other consideration made or to be made;

                    ii) an instrument, in form satisfactory to the Landlord but in accordance with the provisions of the Lease, in the case of an assignment, duly executed by the assignee wherein such assignee shall assume the Tenant's obligations pursuant to this Lease and, in the case of a sublease, duly executed by the subtenant wherein such subtenant agrees not to do anything which would result in a breach by the Tenant of its obligations under this Lease;

                    iii) payment of the sum of $1,000.00 to the Landlord on
                         account of the Landlord's legal and other expenses incurred in connection with the sublease or assignment;

                    iv) in the event of any subletting by the Tenant by virtue of which the Tenant receives a rental in the form of cash, goods, services or other consideration from the subtenant which is higher than the rental payable hereunder to the Landlord, the Tenant shall pay to the Landlord seventy-five percent (75%) of any such excess to the Landlord in addition to all rentals and other costs payable hereunder, and such excess for the period of time during which the said Subtenant remains in possession of the premises sublet to it. If the Tenant herein shall receive from any assignee of the Lease, either directly or indirectly, any consideration for the assignment of the Lease, either in the form of cash, goods, or services, the Tenant shall forthwith pay to the Landlord an amount equivalent to seventy-five percent (75%) of any such consideration. In determining whether the Tenant receives from the subtenant a rental which is higher than the rental payable hereunder to the Landlord or a consideration for the assignment of the Lease, there shall be deducted from any excess rental or consideration otherwise determined any reasonable costs or expenses of the Tenant in completing the subletting or assignment transaction and any costs or expenses incurred by the Tenant in performing the Tenant' s Work and the unamortized costs and expenses of any other leasehold improvements paid for by the Tenant. All costs must have third party paid invoices or other reasonable evidence thereof presented to the Landlord before any deduction is permitted.

Notwithstanding the foregoing or anything else contained herein, the Landlord acknowledges and agrees that the Tenant (when it is not materially in default) may, from time to time, without the Landlord's consent but upon prior written notice to the Landlord assign the Lease and/or sublease all or part of the Leased Premises to: (a) an affiliate or associate (as defined in the Business CORPORATIONS ACT (Ontario), of Tucows International Corporation; (b) a corporation with which the Tenant amalgamates as part of a bona fide corporate reorganization of the Tenant; or (c) a bona fide lender to the Tenant or affiliate of the Tenant. Provided that in each instance, the Tenant and the Assignee or Sublessee shall otherwise comply with the provisions of clauses 10.1(i) (excluding particulars of monetary or other consideration) and 10.1(ii) above.


Section 10.2 ASSIGNMENT BY LANDLORD

     If there is a sale, lease or other disposition by the Landlord of the Building or any part thereof, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that the purchaser or assignee assumes the covenants and obligations of the Landlord hereunder, the Landlord will, thereupon and without further agreement, be relieved of all further liability with respect to its covenants and obligations.

Section 10.3 OPTION TO RENEW

     If the Tenant:

          1)   is not then in material default under the Lease; and

          2) gives the Landlord not less than nine (9) and not more than twelve (12) months' written notice prior to the expiration of the initial Term of the Tenant's intention to renew the Term;

then the Tenant shall have the right to renew the Term of this Lease upon the expiry of the initial Term for a period of five (5) years on the same terms and conditions as set out in the initial term except that:

          i)   there shall be no further right to renew;

          ii) the Landlord shall have no obligation to pay to the Tenant any Tenant's allowance or do or perform any Landlord's Work in, on, to or for the Leased Premises; and

         iii) the Basic Rent payable by the Tenant to the Landlord shall be the fair market rental for the Leased Premises at such time but in no event shall it be less than the annual Basic Rent payable during the last year of the original Term.

All other payments upon the part of the Tenant to be made in this Lease shall continue to be made during such renewal Term. In the event that the Landlord and the Tenant do not reach agreement on the rental to be paid for the renewal Term within three (3) months from the date of the notice from the Tenant, the option to renew shall be null and void.


Section 10.4 RIGHT OF REFUSAL

     At any time during the Term or renewal thereof, the Tenant shall be entitled to give notice to the Landlord in writing that it requires additional space. From the date of receipt of such notice until the earlier of:

          (a)  the Tenant withdrawing such notice; or

          (b) the expiration of the Term (including the renewal period, if exercised), the Tenant shall have the option to rent space in the Building. The Landlord shall notify the Tenant in writing when space will be vacant and the Tenant shall advise the Landlord in writing within five (5) business days after receipt of the Landlord's notice, whether it wishes to rent said space. If the Tenant fails to advise the Landlord in writing within five (5) business days then the Tenant's right of refusal shall be null and void. The Tenant shall be entitled to rent additional space on the same terms and conditions as this Lease including rights of renewal and Rent.

                                   ARTICLE 11
                             ACCESS AND ALTERNATIONS


Section 11.1 RIGHT OF ENTRY

     The Landlord and its agents have the right to enter the Leased Premises at all reasonable times upon reasonable prior notice, where possible, (except in the event of an emergency, when the Landlord can enter at any time and excluding regular periodic service and maintenance of equipment located within the Leased Premises contracted for by the Landlord and for which the Landlord receives no advance notice) to show them to prospective purchasers, lessees or mortgagees, and to examine them and make repairs, alterations or changes to the Leased Premises or the Building as the Landlord considers necessary including, without limitation, repairs, alterations or changes to the pipes, conduits, wiring, ducts and other installations in the Leased Premises where necessary to serve another part of the Building. For that purpose, the Landlord may take all required material into the Leased Premises and may have access to the ducts and access panels to mechanical shafts and the Landlord has the right to check, calibrate, adjust and balance controls and other parts of the heating, ventilating and air conditioning. The Rent will not abate while any repairs, alterations or changes are being made due to loss or interruption of the business of the Tenant or otherwise, and the Landlord will not be liable for any damage, injury or death caused to any Person, or to the property of the Tenant or of others located on the Leased Premises as a result of the entry provided that in all such events the Landlord takes reasonable steps to minimize the disruption to the Tenant's business in the Leased Premises.


                                   ARTICLE 12
                 STATUS STATEMENT, ATTORNMENT AND SUBORDINATION


Section 12.1 STATUS STATEMENT

     Within ten (10) days after written request by the Landlord, the Tenant will deliver in a form supplied by the Landlord, a status statement or a certificate to any proposed purchaser, assignee, lessor or mortgagee, or to the Landlord, which will contain such acknowledgements and information, to the best of the Tenant's knowledge and belief, as is customarily called for in status statements and estoppel certificates delivered in conjunction with commercial tenancies.


Section 12.2 SUBORDINATION AND ATTORNMENT

     (a) The Landlord shall use its reasonable and best efforts to obtain a non-disturbance agreement in favour of the Tenant from the holder of any Encumbrance on the Building in the Encumbrancer's usual form. Subject to the Tenant receiving a non-disturbance agreement referred to in the first sentence of this Section 12.2 from the holder of the Encumbrance, this Lease and the Tenant's rights hereunder are, and will at all times be, subordinate to all ground or underlying leases, mortgages, trust deeds or the charge or lien resulting from, or any instruments of, any financing, refinancing or collateral financing (collectively, an "Encumbrance") or any renewals or extensions thereof from time to time in existence against the Building or any part thereof. Upon request, the Tenant will subordinate this Lease in such form as the Landlord requires to any Encumbrance and, if requested, the Tenant will attorn to the holder of the Encumbrance so long as in each case the Encumbrancer enters into a non-disturbance agreement as referred to in the first sentence of this Section
12.2 (a) in favour of the Tenant. The Tenant agrees that it shall be responsible for the Encumbrancer's reasonable costs of obtaining a non-disturbance agreement, if any.

     (b) The Tenant will, so long as the Encumbrancer enters into a non-disturbance agreement as referred to in the first sentence of this Section
12.2 (a) in favour of the Tenant, if possession is taken under, or any proceedings are brought for possession under or the foreclosure of, or in the event of the exercise of the power of sale under any Encumbrance, attorn to the Encumbrancer or the purchaser upon any such foreclosure, sale or other proceeding and recognize the Encumbrancer or the purchaser as the Landlord under this Lease.

                                   ARTICLE 13
                                     DEFAULT


Section 13.1 RIGHT TO RE-ENTER

     (a) An "Event of Default" occurs whenever:

          (i) any Rent is not paid when due and payable and the non-payment continues for five (5) days after written notice to the Tenant (but if any Rent is not paid when due and payable on two (2) occasions (whether or not such non-payment becomes an Event of Default), any such non-payment shall thereafter immediately and without notice constitute an Event of Default if not paid when due and payable);

          (ii) the Tenant fails to observe or perform any other of the terms, covenants or conditions of this Lease to be observed or performed by the Tenant (other than the terms, covenants or conditions set out below in subparagraph

         (iii) for which no notice shall be required except as expressly provided therein), provided the Landlord first gives the Tenant ten (10) days' written notice of the Tenant's failure, or such shorter period of time as is otherwise provided in this Lease, and the Tenant within the ten (10) day or shorter period fails to commence diligently and thereafter to proceed diligently to cure its failure; or

          (iv) any of the following events occurs:

               (1) a report, statement or certificate delivered by the Tenant pursuant to this Lease is false or misleading in a material respect except for a misstatement that is the result of an inadvertent or unintentional error;

               (2) the Tenant, or a Person carrying on business in a part of the Leased Premises, or an Indemnifier becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors;

               (3) a receiver or a receiver and manager is appointed for all or a part of the property of the Tenant, or of another Person carrying on business in the Leased Premises, or of an Indemnifier and is not revoked within ten (10) days;

               (4) steps are taken or proceedings are instituted for the dissolution, winding up or other termination of the Tenant's or the Indemnifier's existence or the liquidation of their respective assets (other than a bona fide corporate reorganization) and the Tenant has not diligently commenced the resistance of such steps or proceedings within ten (10) days after the same are taken or fails thereafter to proceed diligently to resist such steps or proceedings;

               (5) the Tenant or the Indemnifier makes or attempts to make a bulk sale of any of its assets regardless of where they are situated (except for a bulk sale made to an Transferee when the Transfer is permitted under this Lease or has been consented to by the Landlord);

               (6) property is sold, disposed or removed from the Leased Premises so that there does not remain sufficient property on the Leased Premises available for distraint, free and clear of any lien, charge or other encumbrance ranking ahead of the

                    Landlord's right of distress, to satisfy the Rent due or accruing for at least twelve (12) months;

               (7) if the Tenant abandons or attempts to abandon the Leased Premises or the Tenant fails to carry on business in the Leased Premises in accordance with the terms of this Lease;

               (8) the Tenant effects or attempts to effect a Transfer that is not permitted by this Lease; or

               (9) this Lease or any material part of the Tenant's assets on the Leased Premises are taken or seized under a writ of execution, an assignment, pledge, charge, debenture, or other security instrument and same is not lifted within five
                    (5) days following written notice thereof to the Tenant.

     (b) Upon the occurrence of an Event of Default which is continuing, (i) the full amount of the current month's and the next three (3) months' instalments of Rent will become due and payable, and (ii) the Landlord may re-enter and re-possess the Leased Premises and on such re-entry, this Lease and all of the Tenant's rights hereunder will terminate without liability on the part of the Landlord for loss or damage, and without prejudice to the Landlord's rights to recover arrears of Rent or damages for any previous breach by the Tenant of any covenant or condition of this Lease. On such a termination, (1) the Tenant will promptly (and in any case within ten (10) days after written notice requiring it to do so) remove all of its property from the Leased Premises, or (2) the Landlord may at any time remove all or part of the property from the Leased Premises and store it in a public warehouse or elsewhere at the cost of the Tenant. The Landlord will not be responsible for loss or damage to any of the Tenant's property regardless of how the loss or damage is caused, and regardless of negligence. If the Tenant fails to remove its property as required by clause
(1) above, or if it fails to pay the Landlord's costs of removal and storage within ten (10) days after written notice specifying those costs, the Tenant will be considered to have abandoned its property and the Landlord will be entitled to retain it or to sell or dispose of the

Tenant's property for the Landlord's own benefit. Notwithstanding any such termination, the Landlord shall be entitled to recover damages from the Tenant including, but not limited to, (a) damages for loss of Rent suffered by reason of this Lease having been prematurely terminated; (b) the cost of recovering the Leased Premises; and (c) solicitor's fees on a solicitor and his client basis.


Section 13.2 RIGHT TO RELET

     (a) If the Landlord elects to re-enter the Leased Premises, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may without terminating this Lease make any alterations and repairs as are necessary in order to relet the Leased Premises. Upon each reletting all rent received by the Landlord will be applied, first to the payment of any indebtedness other than Basic Rent or Additional Rent due hereunder; second, to the payment of any costs and expenses of reletting including brokerage fees and solicitor's fees and the costs of alterations and repairs; third, to the payment of Basic Rent and Additional Rent due and unpaid hereunder; and the residue, if any, will be held by the Landlord and applied in payment of future Rent as it becomes payable hereunder. No re-entry or taking possession of the Leased Premises will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant.


Section 13.3 EXPENSES

     If legal action is brought for recovery of possession of the Leased Premises, for the recovery of Basic Rent and Additional Rent or any other amount due under this Lease, or because of the breach of any other of the Tenant's obligations, the Tenant will pay to the Landlord all expenses incurred therefor, including a solicitor's fee (on a solicitor and his client basis), unless a court otherwise awards, plus fifteen percent (15%) of such expenses to cover the Landlord's overhead and administrative costs.


Section 13.4 WAIVER OF EXEMPTION FROM DISTRESS

     The Tenant agrees that notwithstanding anything contained in the Landlord and Tenant Act (Ontario), or any statute or provision subsequently passed to take the place of or amend the Act, none of the goods and chattels of the

Tenant which are on or have at any time been on the Leased Premises will be exempt from levy by distress for Basic Rent or Additional Rent in arrears by the Tenant as provided for by any Sections of the said Act or any amendments thereto, and that if any claim is made for such exemption by the Tenant or if a distress is made by the Landlord, this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in any Sections of the said Act or amendments thereto; the Tenant waiving, as it hereby does, all and every benefit that could or might have accrued to the Tenant under and by virtue of any Sections of the said Act or any amendments thereto but for this covenant.


Section 13.5 LANDLORD'S RIGHTS

     If the Tenant fails to pay any Additional Rent payable to a third party when due, the Landlord, after giving three (3) days' notice in writing to the Tenant, may, but will not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its other covenants or obligations under this Lease (other than the payment of Basic Rent, Additional Rent or other sums required to be paid pursuant to this Lease), the Landlord may, but will not be obligated to, after giving ten (10) days' written notice to the Tenant of such default and the Tenant within such ten (10) day period fails to commence diligently and thereafter proceed diligently to perform such covenant or obligation, (or without notice in the case of an emergency), perform or cause to be performed any of the unperformed covenants or obligations, or any part thereof, and for such purpose may do such things as may be required including, without limitation, entering upon the Leased Premises and doing such things upon or in respect of the Leased Premises or any part thereof as the Landlord reasonably considers requisite or necessary. All expenses incurred and expenditures made by the Landlord plus a sum equal to fifteen percent (15%) representing the Landlord's overhead and administrative costs will be paid by the Tenant as Additional Rent forthwith upon demand. The Landlord shall have no liability to the Tenant for any loss or damage resulting from any such action or entry by the Landlord upon the Leased Premises under this Article 13 and same is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease or imposed by law.

Section 13.6 REJECTION OF TENANT'S REPUDIATION

     If an Event of Default occurs the Landlord may, instead of terminating this Lease, insist upon the performance of the covenantsand conditions of this Lease and in that case may do both or either of the following: (a) levy distress for arrears of Rent; and (b) take legal proceedings against the Tenant for both or either of (i) payment of Rent as it becomes due; and (ii) performance of the covenants and conditions of this Lease; all without prejudice, however, to the Landlord's right to terminate this Lease at any time should the Event of Default continue unremedied.

     Mention in this Lease of any particular remedy of the Landlord in respect of the default by the Tenant does not preclude the Landlord from any other remedy in respect thereof, whether available at law or in equity or by statute or expressly provided for in this Lease. No remedy shall be exclusive or dependent upon any other remedy, but the Landlord may from time to time exercise any one or more of such remedies generally or in combination, such remedies being cumulative and not alternative.


Section 13.7 NO CONDONING OF DEFAULT

     No condoning, excusing or overlooking by the Landlord or Tenant of any default, breach or non-observance by the Tenant or the Landlord at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's or the Tenant's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord or Tenant herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord or the Tenant save only express waiver in writing.

                                   ARTICLE 14
                                  MISCELLANEOUS


Section 14.1 RULES AND REGULATIONS

     The Landlord may adopt Rules and Regulations from time to time which shall be made a part of this Lease, and the Tenant will observe them. The Landlord reserves the right to amend or supplement the Rules and Regulations applicable to the Leased Premises or the Building as in the Landlord's judgment are needed for the safety, care, cleanliness and efficient operation of the Building. Notice of the Rules and Regulations and amendments and supplements, if any, will be given to the Tenant and the Tenant will thereupon observe them provided that they do not contradict any terms, covenants and conditions of this and shall be reasonable and have general application to all tenants of the Building. The Landlord shall enforce same in a reasonable and non-discriminatory manner against all tenants of the Building.


Section 14.2 INTENT AND INTERPRETATION

     (a) Net Lease

     The Tenant acknowledges that it is intended that this Lease is a completely carefree net lease to the Landlord, except as expressly herein set out, that the Landlord is not responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises, or the use and occupancy thereof and the Tenant will pay all charges, impositions, costs and expenses of every nature and kind relating to the Leased Premises except as expressly herein set out.

     (b) Obligations as Covenants and Severability

     Each obligation or agreement of the Landlord or the Tenant expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes. If any provision of this Lease is or becomes invalid, void, illegal or unenforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties as though such provision had not been included.

     (c) Entire Agreement and Amendment of Modification

     This Lease and the Schedules, and Riders, if any, attached Together with the Rules and Regulations set forth all covenants, promises, agreements, conditions or understandings, either oral or written, between them. No alteration or amendment to this Lease will be binding upon the Landlord or the Tenant unless in writing and signed by the Tenant and the Landlord.

     (d) Governing Law

     This Lease will be construed in accordance with and governed by the laws of the Province of Ontario.

     (e) Time of the Essence

     Time is of the essence of this Lease and of every part of it.

     (f) Successors

     The rights and obligations under this Lease extend to and bind the successors and assigns of the Landlord and, if Section 10.1 is complied with, the heirs, executors, administrators and permitted successors and assigns of the Tenant. If there is more than one Tenant, they are bound jointly and severally by this Lease.


Section 14.3 OVERHOLDING--NO TACIT RENEWAL

     If the Tenant remains in possession of the Leased Premises after the end of the Term without having signed a new lease or an extension of Term agreement, there is no tacit renewal of this Lease or the Term, notwithstanding any statutory provisions or legal presumptions to the contrary, and the Tenant will be deemed to be occupying the Leased Premises as a tenant from month-to-month at a monthly Basic Rent equal to twice the monthly amount of Basic Rent payable during the last month of the Term, and otherwise, upon the same terms, covenants and conditions as are set forth in this Lease (including the payment of Additional Rent) so far as these are applicable to a monthly tenancy.

Section 14.4 TENANT PARTNERSHIP

     If the Tenant is a partnership ("Tenant Partnership") each Person who is presently a member of the Tenant Partnership, and each Person who subsequently becomes a member of any successor Tenant Partnership will be and continue to be liable jointly and severally for the full performance of, and will be and continue to be subject to, the terms, covenants and conditions of this Lease, whether or not the Person ceases to be a member of the Tenant Partnership or successor Tenant Partnership.


Section 14.5 WAIVER

     The waiver by either party of any breach of the other is not demmed to be a waiver of any preceding breach by the Tenant regardless of the Landlord's knowledge of the preceding breach at the time of acceptance of the Rent. No term, convenant or condition of this Lease is deemed to have been waived by the Landlord unless the waiver is in writing by the Landlord.

     All Basic Rent and Additional Rent to be paid by the Tenant to the Landlord will be paid without any deduction, abatement, set-off or compensation whatsoever (except for the Basic Rent to the extent it may be abated pursuant to Section 9.1), and the Tenant hereby waives the benefit of any statutory or other rights in respect of abatement, set-off or compensation in its favour at the time hereof or at any future time.


Section 14.6 ACCORD AND SATISFACTION

     No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Rent stipulated is deemed to be other than on account of the earliest stipulated Rent, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as Rent deemed an acknowledgement of full payment of accord and satisfaction, and the Landlord may accept and cash any cheque or payment without prejudice to the Landlord's right to recover the balance of the Rent due or to pursue any other remedy provided in this Lease.

Section 14.7 FORCE MAJEURE

     Notwithstanding anything in this Lease, if either party is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of inclement weather conditions; strikes; labour troubles; inability to procure materials or services; power failure; restrictive overnmental laws or regulations; riots; insurrection; sabotage; rebellion; war; act of God; or other reason whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then the performance of that term, covenant or act is excused for the period of the delay and the party delayed will be entitled to perform that term, covenant or act within the appropriate time period after the expiration of the period of the delay. However, the provisions of this Section do not operate to excuse the Tenant after the Commencement Date from the prompt payment of Rent.


Section 14.8 NOTICES

     Any notice, demand, request or other instrument which may be or is required to be given under this Lease will be delivered in person or sent by registered mail postage prepaid and will be addressed if to the Landlord, at 49 Bathurst Street, Suite 50, Toronto, Ontario, M5V 2P2, and if to the Tenant, at the Leased Premises. Any notice, demand, request or consent is conclusively deemed to have been given or made on the day upon which it is delivered, or, if mailed, then four (4) business days (excluding Saturdays, Sundays and statutory holidays) following the day of mailing, as the case may be. Either party may give written notice of any change of its address and thereafter the new address is deemed to be the address of that party for the giving of notices. If the postal service is interrupted or is substantially delayed, any notice, demand, request or other instrument will be delivered.


Section 14.9 REGISTRATION

     Neither the Tenant nor any one on the Tenant's behalf or claiming under the Tenant will register this Lease. If either party intends to register a document for the purpose only of giving notice of this Lease or of any assignment or sublease of this Lease, then, upon request, both parties will join in the execution of a short form or notice of this Lease which will (i) be prepared by the Landlord or its solicitors at the Tenant's expense, and (ii) only describe the parties, the Leased Premises and the Commencement Date and the expiration date of the Term, and any options to extend or renew the Term.


Section 14.10 ACCRUAL OF BASIC RENT AND ADDITIONAL RENT

     Rent will be considered as annual and accruing from day-to-day and where it becomes necessary for any reason to calculate Rent for an irregular period of less than one (1) year, an appropriate apportionment and adjustment will be made.


Section 14.11 QUIET ENJOYMENT

     If the Tenant pays the Rent and observes and performs all its terms, covenants and conditions, the Tenant will quietly hold and enjoy the Leased Premises for the Term without interruption by the Landlord twenty-four (24) hours a day, seven (7) days a week throughout the Term of the Lease and any renewals thereof, unless otherwise permitted under the terms of this Lease.

     IN WITNESS WHEREOF, the Landlord and the Tenant have signed and sealed this Lease.


SIGNED, SEALED & DELIVERED               707932 ONTARIO LIMITED
in the presence of:


                                         Per: /s/ Marcy Lipson
                                              ------------------------

                                         TUCOWS INTERNATIONAL
                                         CORPORATION

                                         /s/ Edward Gray
                                         ------------------------


                                         I/We have the authority to bind
                                         the corporation

                                  SCHEDULE "A"
                                  ------------

FIRSTLY: All and singular those certain parcels or tracts of land and premises situate, lying and being in the City of Toronto, in the Municipality of Metropolitan Toronto and being composed of Lot Numbers 64, 65, 66, 67 and 68 on the easterly side of Dufferin Street, according to Plan No. 684 filed in the Land Registry Office for the Registry Division of Toronto (No. 63).

SECONDLY: All and singular those certain parcels or tracts of land and premises situate, lying and being in the City of Toronto, in the Municipality of Metropolitan Toronto and being composed of Lot Numbers 69, 70, 71, 72 and 73 on the easterly side of Dufferin Street, according to Plan No. 684 filed in the Land Registry Office for the Registry Division of Toronto (No. 63).

THIRDLY: All and singular that certain parcel or tract of land and premises' situate, lying and being in the City of Toronto, In the Municipality of Metropolitan Toronto, and being more particularly described as follows, namely:

Part of Block 7, a part of the Ordinance Lands conveyed by the Crown to the Corporation of the City of Toronto under Letters Patent dated the 13th day of May A.D. 1880; the boundaries of the said parcel of land being described as follows:

COMMENCING at a point in the latterly limit of Dufferin Street where the same would be intersected by the production westerly of the line of the southerly faces of the brick piers forming in part the southerly wall of the westerly part of the two storey brick building standing in September, 1941, upon the lands immediately adjoining to the north and west of the lands herein described, the said point of intersection being distant Two Hundred and Seventy-five feet (275') more or less, measured southerly along the said limit of Dufferin Street from the southerly limit of King Street West;

THENCE EASTERLY along the said production, to and along the line of the said southerly faces of piers, in all, a distance of Fifty-seven feet and Five and one-quarter inches (57' 5-1/4"), more or less, to the westerly face of the westerly wall of the one storey brick building standing at the date hereinbefore last mentioned upon the said lands herein described;

THENCE NORTHERLY about parallel to the said limit of Dufferin Street, being along the westerly face of a brick pier and the production northerly thereof, in all, a distance of One Foot and Three and three-quarters inches (1' 3-3/4"), more or less, to the centre line of the One Foot and One and a half inch
(1' 1-1/2") part of the said southerly wall;

THENCE EASTERLY along the said centre line. Seventeen feet and Eleven and one-quarter inches (17' ll-1/4"), more or less, to the point of intersection with the centre line of the One Foot and One and a half inch (1' 1-l/2") part et the easterly wall of the said westerly part of the brick building standing upon the lands immediately to the north and west of the lands herein described;

THBNCE NORTHERLY along the last mentioned centre line of Wall, being about parallel to the said limit of Dufferin Street, Two Hundred and Seven feet and seven and one-quarter inches (207' 7-1/4") more or less, to the point of intersection with the centre line of the Nine inch (9") part of the southerly wall of the northerly part o the said two storey brick building);

THENCE EASTERLY and about parallel to the said southerly limit of King Street West, being along the last mentioned centre line of wall, One Hundred and fifty-nine feet and six and a half inches (159' 6-1/2"), more or less, to the centre line of a brick pier forming a part of the last mentioned southerly wall;

THENCE NORTHERLY along the said centre line of pier, being parallel to the said limit of Dufferin Street Two and One-quarter inches (2-1/4") more or less, to the point of intersection with the centre line of the One Foot and one and a half inch (1' l-l/2") part of the last mentioned southerly wall;

THENCE EASTERLY along the last mentioned centre line of wall, and about parallel to the said southerly limit of King Street Meat, Sixty-five feet (65') more or less, to a point in the westerly limit of Mowat Avenue distant Sixty-five feet and Eleven inches (65' ll"), more or less, measured southerly thereon from the said southerly limit of King Street West;

THENCE SOUTHERLY along the said westerly limit of Mowat Avenue Two Hundred and Eighty-one feet and Four inches (281' 4"), more or less to the north easterly angle of the property known as The Asylum Farm Building Lot, being to the north-easterly angle of Lot Number 68, according to a plan filed as Number 684 in the Land Registry Office for the Registry Division of Toronto;

THENCE WESTERLY along the northerly limit of said Lot Number 68, to and along the northerly limit of Lot Number 69, according to the said plan, being along the said northerly limit of The Asylum farm Building Lot, in all, a distance of Two Hundred and ninety-nine feet and Ten and one-quarter inches (299' 10-1/4"), more or less, to the easterly limit of Dufferin Street aforesaid;

THENCE NORTHERLY along the last mentioned limit, Seventy-two feet and Three inches (72' 3") more or less, to the point of commencement;

RESERVING a right-of-way, at all times, for all persons now or hereafter entitled thereto, over, along and upon that part of the said lands hereinbefore described more particularly described as follows:

BEGINNING at the north-westerly angle of the westerly part of the said lands hereinbefore described, being a point in the said easterly limit of Dufferin Street distant Two hundred and seventy-five feet (275'), more or less, measured southerly thereon from the said southerly limit of King Street West;

THENCE EASTERLY along the northerly limit of the said westerly part of the lands hereinbefore described, fifty-seven feet and five and one-quarter inches
(57' 5-1/4"), more or less, to the westerly face of the Westerly wall of the said one storey brick building standing in September, 1941, upon the said lands hereinbefore described;

THENCE SOUTHERLY along the said westerly face of wall, Thirty-eight feet and Four and three-quarter inches (38' 4-3/4"), more or less, to the northerly face of the northerly wall of a brick building standing at the date hereinbefore last mentioned;

THENCE WESTERLY along the last mentioned face of wall, Seven feet and six inches (7' 6"), more or less, to the westerly face of the westerly wall of the last mentioned building;

THENCE SOUTHERLY along the last mentioned westerly face of wall, Five feet and Eight and a half inches (5' 8-l/2") more or less, to the northerly face of the northerly wall of a two storey brick building standing at the date hereinbefore last mentioned upon the lands to the south of the lands over which a right of way is hereby reserved;

THENCE WESTERLY along the last mentioned face of wall and the production westerly thereof, in all, a distance of forty-nine Feet and One-quarter of an inch (49' 0-1/4"), more or less, to the easterly limit of Dufferin Street aforesaid;

THENCE NORTHERLY along the last mentioned limit, Forty-four feet (44'), more or less, to the place of Beginning;

TOGETHER WITH the right to maintain in their present position any parts of the said building which may encroach on or over the herein described parcel of land over which a right-of-way is reserved.

                                  SCHEDULE "B"

                                   FLOOR PLAN

                                  SCHEDULE "C"

                                 LANDLORD'S WORK

LANDLORD'S WORK
---------------

     The Landlord shall finish the Leased Premises in the manner and colour standard to the Building which, without limiting the generality of the foregoing, will include the elements outlined below. All work not specifically described as Landlord's Work, including that work indicated as Tenant's Work in this Schedule "C" will be the sole responsibility of the Tenant. The Landlord will complete the work described below by January 1, 2000 if later than this date, the Landlord will work in conjunction with the Tenant's contractors.

1. Demising Walls: To be in either gypsum wallboard (with joints taped and sanded but not painted) or, at the Landlord's option, unfinished masonry, concrete or other suitable material.

2. Exterior Walls: Where required to enclose the Building, to be in glass, masonry, and/or concrete, at the Landlord's option, including exterior doors as indicated on the Building plans.

3. Floors: To be of smooth trowelled concrete ready to receive Tenant's floor finish.

4. Ceilings: Not to be provided. The area above the Leased Premises will be the exposed underside of overhead construction.

5. Electrical: The Landlord will provide the existing three (3) phase 200 amp 600 volt electrical service.

6. Plumbing: The Landlord will provide hot and cold water lines and drains capped to the location of the washrooms in a location determined by the Landlord acting reasonably.

7. Sprinklers: The existing sprinkler system will be provided by the Landlord with sufficient coverage to protect the total open Leased Premises area. Modifications required for dropped ceilings or special hazard requirements will be at the Tenant's expense.

8. H.V.A.C.: The Landlord will provide and install a complete H.V.A.C. system of sufficient capacity to suit the area of the Leased Premises including main trunk for open concept design. Location of H.V.A.C. units/systems to be determined by the Landlord. Distribution of H.V.A.C. to be Tenant's responsibility.

9. Fire Safety: Provide existing sprinkler system and all fire fighting equipment except smoke detectors and portable fire extinguishers where required by the building and fire departments.


TENANT'S WORK
-------------

     The Tenant shall provide, at its sole expense, the items enumerated below together with any other work required for the finishing of the Leased Premises for the tenant's intended use.

1. Interior Finish: The Tenant will provide all interior partitioning, wall and floor and ceiling coverings, interior painting, and decorating.

2. Electrical: The Tenant will provide all electrical work beyond the point of the service entry to the Leased Premises, including:

     (a) distribution panel, branch wiring, underfloor conduits (if any), outlets, receptacles, and switches.

     (b)  lamps, fixtures, emergency lighting, and related equipment.

     (c) wiring for sign(s), hot water heater (s), exhaust fan(s) and baseboard heaters (s).

3. H.V.A.C.: The Tenant will supply and install all distribution duct work for heating and air conditioning within the Leased Premises at its own expense.

4. Plumbing: The Tenant will provide all additional branch plumbing and drainage, mechanical exhaust, washroom fixtures, and accessories required by the Tenant for the washroom (s). The Tenant will also arrange and pay for installation of its hot water heater(s).

5. Exhaust Systems: Any required exhaust or special ventilating systems, including make-up air system, if so required are to be provided by the Tenant.

6. Fire Protection: The Tenant, at its own expense, will provide all fire fighting equipment, including smoke detectors, alarms, and portable fire extinguishers for the Leased Premises in types, quantities and locations as required by the building and fire departments. When the Tenant's occupancy requires fire-rated construction, the Tenant shall satisfy the governing codes for such fireproofing standards.

7. Performance of Tenant's Work: The following provisions are in addition to and do not waive any other provisions in this Schedule "C" or the provisions contained in the Lease between the Tenant and the Landlord:

     (a) All Tenant's Work shall be performed in accordance with Landlord-approved Tenant drawings and specifications, and in accordance with all applicable governing codes and regulations. All drawings to be submitted for the Landlord's approval within thirty
          (30) days of the unconditional acceptance of the Offer; each full day after thirty (30) days following the acceptance of this Offer that the Landlord is not in receipt of the Tenant's drawings shall result in the Commencement Date being postponed by one (1) full day without penalty to the Landlord. Before performing any Tenant's Work, the Tenant shall secure and demonstrate to the Landlord on demand, all necessary permits. Upon completion, the Tenant shall secure all applicable certificates of completion and occupancy.

     (b) All Tenant's Work shall be completed with new materials. Material and workmanship shall be of a uniformly high quality performed in accordance with the very best standards of practice and subject to the approval of the

          Landlord and/or its Architect/Engineer. Any damage to the Leased Premises or the Building caused by the Tenant, or any of its employees, contractors, or workmen, will be repaired forthwith by the Landlord at the Tenant's expense plus a fifteen percent (15%) administration fee.

     (c) The Tenant and his contractor(s) shall not impose a greater load on any concrete floor than the design live load of 100 pounds per square foot uniformly distributed. No unusual loads may be suspended from the underside of the ceiling structure.

                                  SCHEDULE "D"

                                  DEFINITIONS


     1. "Additional Rent" means all sums of money or charges required to be paid by the Tenant under this Lease (except Basic Rent and the Taxes payable pursuant to Section 3.2(b)) whether or not designated "Additional Rent" or payable to the Landlord.

     2. "Building" means the building known municipally 78 Mowat Avenue, including the Common Areas and Facilities, and the areas and facilities serving the Building or having utility in connection therewith, as determined by the Landlord.

     3. "Common Areas and Facilities" means (a) those areas, facilities, utilities, improvements, equipment and installations in the Building which, from time to time, are not designated or intended by the Landlord to be leased to tenants of the Building, and (b) those areas, facilities, utilities, improvements, equipment and installations which serve or are for the benefit of the Building, whether or not located within, adjacent to, or near the Building and which are designated from time to time by the Landlord as part of the Common Facilities, including, without limitation, all areas, facilities, utilities, improvements, equipment and installations which are provided or designated (and which may be changed from time to time) by the Landlord for the use or benefit of the tenants, their employees, customers and other invitees in common with others entitled to the use and benefit thereof in the manner and for the purposes permitted by this Lease.

     4. "Landlord" means the party of the First Part and includes the Landlord and its duly authorized representatives.

     5. "Mortgagee" means any mortgagee or chargee (including any trustee for bondholders), from time to time, of the Building or any part thereof, or the Landlord's or the owners of the Building's interest in them.

     6. "Normal Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. on Mondays to Fridays unless such a day is a holiday.

     7.(a) "Operating Costs" means the total amounts incurred, paid or payable whether by the Landlord or by others on behalf of the Landlord for the maintenance, operation, repair, replacement, managing and administration of the Building (calculated as if the Building were fully occupied and operational during each Rental Year of the Term).

     (b) Operating Costs include, without limitation and without duplication, the aggregate of:

     (i) the total annual costs of insuring the Building and the improvements and equipment and other property servicing the Building from time to time as the Landlord, or the Mortgagee, from time to time determines;

     (ii) window cleaning, exterior maintenance, snow removal, garbage and waste collection and disposal, recycling, and the costs of security and supervision;

    (iii) the aggregate of the costs and amounts paid by the Landlord, to the extent such costs are not separately metered and paid for directly by individual tenants for (1) all fuel used in heating and the purchase or generation of steam for heating or other purposes; (2) all electricity furnished by the Landlord to the Building other than electricity furnished to and paid for by tenants; (3) all hot and cold water other than that chargeable to tenants; (4) climate control; (5) heating, ventilating and air conditioning portions of the Building; and(6) telephone and other utility costs, used in the maintenance and operation of the Building;

     (iv) salaries, wages and other amounts paid or payable for management and other supervisory personnel including the Building manager and related staff and the total charges (including contributions and premiums for fringe benefits, unemployment insurance, and Workers' Compensation, pension plan contributions and similar premiums and contributions) of any independent contractors or managers, engaged in the repair, care, maintenance and cleaning of the Building;

     (v) the cost of the rental of any equipment and signs, and the cost of supplies, used by the Landlord in the maintenance and operation of the building;

     (vi) all non-capital repairs (including major repairs) and replacements to and maintenance and operation of the Building (except for repairs or replacements of inherent structural defects or weaknesses), and the systems, facilities and equipment serving the Building (including without limitation, the components of the heating, ventilating and air conditioning systems serving the Building) including the Leased Premises;

    (vii) depreciation or amortization, together with interest calculated at two percentage points above the prime rate charged to the Landlord by its chartered bank, on the costs, including repairs and replacements of the maintenance, cleaning, operating, heating, ventilating and air conditioning equipment, master utility meters and all other fixtures, equipment and facilities that are part of the Building and not intended to be leased to tenants, which, in accordance with sound accounting principles, are not fully expensed in the Rental Year in which they are incurred;

   (viii) all business taxes and other Taxes, if any, from time to time payable by the Landlord with respect to the Common Areas and Facilities;

     (ix) an administration fee of fifteen percent (15%) of the costs set out in this Paragraph 7(a)(i) through (vii), inclusive.

From the total of the above costs, there is deducted:

     (aa) all net recoveries which reduce Operating Costs received by the Landlord from tenants as a result of any act, omission, default or negligence of such tenants or by reason of a breach by such tenants of provisions in their respective leases (other than recoveries from such tenants under clauses in their respective leases requiring their contribution to Operating Costs);

     (bb) net proceeds received by the Landlord from insurance policies taken, out by the Landlord to the extent that the proceeds relate to Operating Costs; and

     (cc) the amount of any GST for which the Landlord liable on the purchase of goods and services in this Paragraph 7(a) and (b)(i) through (viii) which may be available to and claimed by the Landlord as an input tax credit in determining the Landlord's net tax liability or refund under the GST.

     8. "Person", if the context allows, includes any person, firm, partnership or corporation, or any group of persons, firms, partnerships or corporations or any combination thereof.

     9. "Proportionate Share" means a fraction to be calculated by the Landlord which has as its numerator the Rentable Area of the Leased Premises and as its denominator the Total Rentable Area of the Building and all Common Areas and Facilities.

     10. "Rent" means all Basic Rent and Additional Rent. All Rent is payable without prior demand and without any deduction, abatement or set-off.

     11. "Rental Year" means a period of time consisting of consecutive periods of twelve (12) calendar months unless otherwise stipulated by the Landlord.

     12. "Taxes" means (a) all real property taxes, rates, duties and assessments (including local improvement taxes), impost charges or levies, whether general or special, that are levied, rated, charged or assessed against the Building or any part thereof from time to time by any lawful taxing authority, whether federal, provincial, municipal, school or otherwise, and any taxes or other amounts which are imposed in lieu of, or in addition to, any such real property taxes whether of the foregoing character or not and whether in existence at the Commencement Date or not, and any such real property taxes levied or assessed against the Landlord or the owners on account of its interest in the Building or any part thereof, or their ownership thereof, as the case may be, calculated on the basis of the Building being assessed as a fully leased and operational building, and ( b) the costs and expenses incurred for consulting, appraisal, legal and other fees and expenses to the extent they are incurred in an attempt to minimize or reduce amounts mentioned in (a) or (b) above.

     13. "Tenant" means the party of the Second Part. If there is more than one Tenant, any notice required or permitted by this Lease may be given by or to any one of them and has the same force and effect as if given by or to all of them. Any reference to "Tenant" includes, where the context allows, the servants, employees, agents, invitees and licensees of the Tenant and all others over whom the Tenant may reasonably be expected to exercise control.